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                                                                   EXHIBIT 10w-4


                             FOURTH AMENDMENT TO THE
                        BELLSOUTH RETIREMENT SAVINGS PLAN


         THIS FOURTH AMENDMENT to the BellSouth Retirement Savings Plan (the "Plan") is made this 23rd day of December 2003, by the BellSouth Savings Plan Committee (the "Committee").

                              W I T N E S S E T H:

         WHEREAS, BellSouth Corporation ("BellSouth") maintains the Plan for the benefit of its employees and employees of certain of its affiliates;

         WHEREAS, Section 19.1 of the Plan provides that the Plan may be amended at any time by action of the delegate of the Board of Directors of BellSouth Corporation;

         WHEREAS, the Board has delegated the authority to approve amendments to the Plan to the Executive Nominating and Compensation Committee, which in turn has delegated this authority to the Committee;

         WHEREAS, Section 22.4 of the Plan provides that any amendment to this Plan automatically shall be effective as to each Participating Company without any further action by any Participating Company;

         WHEREAS, the Committee desires to remove the suspension rules following an employee's voluntary suspension of contributions to the Plan; and

         WHEREAS, the Committee desires to allow participants to elect to have dividends paid in cash or reinvested in BellSouth stock in the ESOP Account of the Plan;

         WHEREAS, the Committee desires to begin making matching contributions under the Plan in cash following the expiration of the loans associated with the ESOP Account of the Plan;

         NOW, THEREFORE, the Plan is amended as follows:

                                       1.

         Effective July 1, 2003, Section 2 of the Plan is amended by deleting the definition of "ESOP Dividends" in its entirety and substituting the following in lieu thereof:

         "'ESOP Dividends' shall mean the cash dividends on BellSouth Shares held in the ESOP Fund."


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                                       2.

         Effective July 1, 2003, Section 8.3(c) of the Plan is amended by adding the following to the end thereof:

                  "Notwithstanding anything in this section to the contrary, effective July 1, 2003, Participating Employees shall be given the option of receiving ESOP Dividends in cash on an annual basis or having Units representing the value of such dividends credited to such Participating Employee's ESOP Account. The Units so credited shall be determined by dividing the ESOP Dividends from such Participating Employee's ESOP Account by the fair market value of a BellSouth Share on the date as of which the credit is made in a manner that satisfies the requirements of Code section 404(k)."

                                       3.

         Effective January 1, 2003, Section 13 of the Plan is amended by deleting such section in its entirety and substituting the following in lieu thereof:

         SECTION 13.       ELECTION TO VOLUNTARILY SUSPEND CONTRIBUTIONS.

                  "1. Voluntary Suspension of Contributions. A Participating Employee may elect to voluntarily suspend or resume contributions under Section 4 at any time in accordance with Plan Rules."

                                       4.

         Effective January 1, 2004, Section 4 of the Plan is amended by deleting Sections 4.2a(i)(A)(I) and 4.2a(i)(A)(II) and substituting the following in lieu thereof:

                  "(I) All Participating Companies. Such match shall be made in the form of a cash Matching Contribution, which shall be credited as provided in Paragraph (ii)(B) below and invested as provided in Section 7.2."

                                       5.

         Effective January 1, 2004, Section 7 of the Plan is hereby amended by deleting Section 7.2 in its entirety and substituting the following in lieu thereof:

         "2. Investment of Matching Contributions. Matching Contributions allocated to the Matching Account of a Participating Employee shall be made in cash. A Participating Employee may direct the investment of Matching Contributions in accordance with Section 7.4 below. New investment directions shall become effective as of any Business Day, in accordance with Plan Rules."

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                                       6.

         Any other provisions of the Plan not amended herein shall remain in full force and effect.


         IN WITNESS WHEREOF, this Amendment has been executed by the duly authorized representative of the Committee as of the date first set forth herein.

                                   BELLSOUTH SAVINGS PLAN COMMITTEE

                                   /s/ Richard D. Sibbernsen
                                   --------------------------------------
                                   By:  Richard D. Sibbernsen, Chairman



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